EIS International, Inc. and Subsidiaries
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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant



                                                       STATE OR OTHER JURISDICTION OF
         SUBSIDIARIES                                         INCORPORATION
EIS Leasing Corporation                                Delaware
EIS Leasing of Delaware, Inc.                          Delaware
EIS International Services Corp.                       Virginia
Electronic Information Systems Limited                 United Kingdom
EIS Limited                                            United Kingdom
Electronic Information Systems International, Inc.     Delaware
EIS Foreign Sales Corporation                          U.S. Virgin Islands (St. Thomas)
EIS Italia, Sr. L                                      Italy
Surefind Information, Inc.                             Delaware
Cybernetics Systems International Corp.                Delaware